UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2017

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33892	26-0303916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (913) 213-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Pursuant to a supplemental indenture, dated as of February 17, 2017, among AMC Entertainment Holdings, Inc. (the “Company”), Carmike Cinemas, Inc., a wholly-owned subsidiary of the Company (“Carmike”), the guarantors party thereto (the “Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”) to the Indenture, dated as of June 17, 2015 (the “Indenture”), providing for the issuance of Carmike’s 6.00% Senior Secured Notes due 2023 (the “Notes”), the Company has agreed to provide a guarantee of Carmike’s obligations under the Notes. The Company is providing such guarantee solely for purposes of assuming the reporting obligations of the Company under the Indenture and not for the purposes of compliance with any other covenant contained in the Indenture.

On February 17, 2017, the Company completed the sale (the “Sale”) of an additional 1,283,255 shares of its Class A common stock at the public offering price of $31.50 per share pursuant to the partial exercise of the over-allotment option granted to the underwriters in connection with the underwriting agreement (the “Underwriting Agreement”), dated as of February 7, 2017, by and among the Company and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule II thereto.  The legal opinion of Weil, Gotshal & Manges LLP relating to the shares of Class A common stock issued pursuant to the Sale is filed as Exhibit 5.1 hereto.

ITEM 9.01   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

5.1	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of Weil, Gotshal & Manges LLP (included in its opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: February 17, 2017	By:	/s/ Craig R. Ramsey
		Name:	Craig R. Ramsey
		Title:	Executive Vice President and Chief Financial Officer

ITEM 9.01   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

5.1	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of Weil, Gotshal & Manges LLP (included in its opinion filed as Exhibit 5.1).